                                                                   Exhibit 10.20










                             OFFICE LEASE AGREEMENT


                                     between


                          R & R LAND, LLC a California
                            limited liability company
                                  as "LANDLORD"


                                       and


                           DEAN & DELUCA BRANDS, Inc.
                             a Delaware Corporation
                                   as "TENANT"

                                                 TABLE OF CONTENTS

SECTION                                                                    PAGE

1. PREMISES...................................................................1
2. TERM; POSSESSION...........................................................1
3. RENT 1
4. SECURITY DEPOSIT...........................................................2
5. USE AND COMPLIANCE WITH LAWS...............................................2
6. TENANT IMPROVEMENTS & ALTERATIONS..........................................4
7. MAINTENANCE AND REPAIRS....................................................4
8. TENANT'S TAXES.............................................................5
9. UTILITIES AND SERVICES.....................................................6
10. EXCULPATION AND INDEMNIFICATION...........................................6
11. INSURANCE.................................................................7
12. DAMAGE OR DESTRUCTION.....................................................9
13. CONDEMNATION.............................................................10
14. ASSIGNMENT AND SUBLETTING................................................12
15. DEFAULT AND REMEDIES.....................................................14
16. LATE CHARGE AND INTEREST.................................................16
17. WAIVER...................................................................16
18. ENTRY, INSPECTION AND CLOSURE............................................16
19. SURRENDER AND HOLDING OVER...............................................17
20. ENCUMBRANCES.............................................................18
21. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS...........................18
22. NOTICES..................................................................19
23. ATTORNEYS'FEES...........................................................19
24. QUIET POSSESSION.........................................................20
25. SECURITY MEASURES........................................................20
26. FORCE MAJEURE............................................................20
27. RULES AND REGULATIONS....................................................20
28. LANDLORD'S LIABILITY.....................................................21
29. CONSENTS AND APPROVALS...................................................21
30. WAIVER OF RIGHT TO JURY TRIAL............................................21
31. BROKERS..................................................................21
32. RELOCATION OF PREMISES...................................................22
33. ENTIRE AGREEMENT.........................................................22
34. MISCELLANEOUS............................................................22
35. AUTHORITY................................................................23

                             INDEX OF DEFINED TERMS


Additional Rent.....................................3
Award..............................................14
Base Operating Costs................................1
Base Taxes..........................................2
Broker.............................................25
Building............................................1
Building Rules.....................................24
Building Systems....................................5
Business Days.......................................9
Business Hours......................................9
Claims.............................................10
Commencement Date...................................1
Condemnation.......................................14
Condemnor..........................................14
Controls............................................8
Date of Condemnation...............................14
Encumbrance........................................21
Environmental Losses................................6
Environmental Requirements..........................5
Event of Default...................................17
Expiration Date.....................................1
Fees...............................................23
Handled by Tenant...................................6
Handling by Tenant..................................6
Hazardous Materials.................................5
HVAC................................................5
Interest Rate......................................20
Landlord............................................1
Laws................................................2
Mortgagee..........................................22
Operating Costs.....................................2
Parking Facility....................................1
Permitted Hazardous Materials.......................6
Premises............................................1
Project.............................................1
Property............................................1
Property Manager...................................11
Proposed Transferee................................16
Rent................................................4
Rental Tax..........................................8
Representatives.....................................6
Service Failure.....................................9
Taxes...............................................3
Tenant..............................................1
Tenant's Share......................................3
Tenant's Taxes......................................8
Term................................................1
Trade Fixtures......................................7
Transfer...........................................15
Transferee.........................................16
Visitors............................................6




                                       BASIC LEASE INFORMATION


LEASE DATE:                            For identification purposes only, the date of this Lease is
                                       July 1, 1999

LANDLORD:                              R & R LAND, LLC
                                       a California limited liability company

TENANT:                                DEAN & DELUCA BRANDS, Inc.
                                       a Delaware Corporation

BUILDING ADDRESS:                      607 St. Helena Highway South,
                                       Napa, California  94574

RENTABLE AREA OF BUILDING:
                                       2,500 square feet

PREMISES:                              Floor:                     First
                                       Suite Number:              517A
                                       Rentable Area:             2,500 square feet

TERM:                                  36 full calendar months (plus any partial month at the beginning of the Term)

COMMENCEMENT DATE:                     July 1, 1999

EXPIRATION DATE:                       Three (3) years after the Commencement Date with earlier 60 day termination rights

BASE RENT:                             $3,000 per month

LANDLORD'S ADDRESS FOR PAYMENT OF
RENT:                                  R & R Land, LLC
                                       999 Adams Street, Suite 302
                                       St. Helena, California  94574

BUSINESS HOURS:                        9:00 a.m. to 5:00 p.m.,  Monday through Friday, excluding
                                       holidays

LANDLORD'S ADDRESS
FOR NOTICES:                           R & R Land, LLC
                                       999 Adams Street, Suite 302
                                       St. Helena, California  94574




TENANT'S ADDRESS                       Dean & DeLuca  Brands, Inc
FOR NOTICES:                           560 Broadway
                                       New York, NY 10012

PROPERTY MANAGER:                      Pat Roney

ADDITIONAL PROVISIONS:                 35.  EXTENSION OPTION



EXHIBITS:
Exhibit A:         The Premises
Exhibit B:         Building Rules
Exhibit C:         Additional Provisions


         The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

         THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information ("LANDLORD"), and the Tenant identified in the Basic Lease Information ("TENANT"). Landlord and Tenant hereby agree as follows:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Premises (the "PREMISES"), in the Building located at the address specified in the Basic Lease Information (the "BUILDING"). The approximate configuration and location of the Premises is shown on EXHIBIT A. Landlord and Tenant agree that the rentable area of the Premises for all purposes under this Lease shall be the Rentable Area specified in the Basic Lease Information. The Building, together with the parking facilities serving the Building (the "PARKING FACILITY"), and the parcel(s) of land on which the Building and the Parking Facility are situated are collectively referred to herein as the Property (the "PROPERTY").

2. TERM; POSSESSION. The term of this Lease (the "TERM") shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the "EXPIRATION DATE"). The "COMMENCEMENT DATE" shall be the date as specified in the Basic Lease Information; provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Premises are not ready for occupancy by the Commencement Date.

         Notwithstanding the foregoing, Lessor or Tenant may terminate this Lease for any reason, in their sole discretion, by giving notice sixty (60) days prior to such termination during the original term of this lease, whether or not the other party is in default under any provision of this Lease.

3. RENT.

   3.1 BASE RENT. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant's execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

   If the Basic Lease Information provides for any change in Base Rent by reference to years or months (without specifying particular dates), the change will take effect on the applicable annual or monthly anniversary of the Commencement Date (which won't necessarily be the first day of a calendar month).

   3.2 PAYMENT OF RENT. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, "RENT"), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) days after notice from

Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord's Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4. SECURITY DEPOSIT. Tenant shall not be required to provide Landlord any security deposit for this Lease.

5. USE AND COMPLIANCE WITH LAWS.

   5.1 USE. The Premises shall be used and occupied for general business office purposes and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant's use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such
Laws), and shall observe the "Building Rules" (as defined in Section 27 - RULES AND REGULATIONS). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for educational activities, practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office, studios for radio, television or other media, travel agency or reservation center operations or uses. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning ("HVAC"), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building ("BUILDING SYSTEMS"), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

   5.2 HAZARDOUS MATERIALS.

        (a) DEFINITIONS.

            (1) "HAZARDOUS MATERIALS" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 eT Seq., and the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 ET seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

            (2) "ENVIRONMENTAL REQUIREMENTS" shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

            (3) "HANDLED BY TENANT" and "HANDLING BY TENANT" shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, "REPRESENTATIVES") or its guests, customers, invitees, or visitors (collectively, "VISITORS"), at or about the Premises in connection with or involving Hazardous Materials.

            (4) "ENVIRONMENTAL LOSSES" shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

                (b) TENANT'S COVENANTS. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies ("PERMITTED HAZARDOUS MATERIALS"), may be used and stored at the Premises without Landlord's prior written consent, provided that Tenant's activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant's Representatives and Visitors, and all of Tenant's obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

                (c) COMPLIANCE. Tenant shall at Tenant's expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Property or Landlord's use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand.

                (d) LANDLORD'S RIGHTS. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant's compliance with the provisions of this Section 5.2, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

                (e) TENANT'S INDEMNIFICATION. Tenant agrees to indemnify, defend, protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant's failure to comply in full with all Environmental Requirements with respect to the Premises.

6. ALTERATIONS. Subject to the provisions of Section 5 - USE AND COMPLIANCE WITH LAWS, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures ("TRADE FIXTURES") in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7. MAINTENANCE AND REPAIRS.

   7.1 By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition. During the Term, Tenant at Tenant's expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition, and keep the Premises in a clean, safe and orderly condition.

   7.2 Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the

Building, the Building Systems, and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant's use of the Premises or the Property or any act or omission of Tenant or Tenant's Representatives or Visitors, to the extent (if any) not covered by Landlord's property insurance. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord's expense.

   7.3 Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this
Lease:

        (a) To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems;

        (b) To change the Building's name or street address;

        (c) To install and maintain any and all signs on the exterior and interior of the Building;

        (d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas (including the Parking Facility) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas; and

        (e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively "CONTROLS"), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

8. TENANT'S TAXES. "TENANT'S TAXES" shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant's personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord's receipt of any rent payable by Tenant pursuant to the terms of this Lease ("RENTAL TAX"), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant's personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this

Lease, and shall pay all other Tenant's Taxes before delinquency (and, at Landlord's request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant's Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord's payment to the date of Tenant's reimbursement.

9. UTILITIES AND SERVICES.


   9.1 UTILITIES. Lessor covenants and agrees that, as of the Commencement
Date, the Premises shall be serviced with gas, electric, telephone, water, septic and other utilities. Lessor agrees, at its sole cost and expense, to cause the necessary mains, conduits and other facilities to be provided to make water, sewer, gas, telephone and electricity available to the Premises from and after the Commencement Date, including the payment of impact or tap fees and meter installation charges. After installation, Lessee shall pay all charges for consumption of utility services furnished to the Premises during the Term. Lessor agrees to use reasonable efforts to maintain, and if possible, increase, the amount of water provided to the Premises.

   9.2 INTERRUPTION OF SERVICES. In the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a "SERVICE FAILURE"), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease. Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Section 1932(1), permitting the termination of this Lease due to such interruption, failure or inability.

10. EXCULPATION AND INDEMNIFICATION.

   10.1 LANDLORD'S INDEMNIFICATION OF TENANT. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same ("CLAIMS") asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

   10.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall indemnify, protect, defend and hold Landlord and Landlord's authorized representatives harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant's Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default under this Lease by Tenant, or
(d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

   10.3 DAMAGE TO TENANT AND TENANT'S PROPERTY. Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant's property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property). Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord's negligence (active or passive) or willful misconduct. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

   10.4 SURVIVAL. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11. INSURANCE.

   11.1 TENANT'S INSURANCE.

        (a) LIABILITY INSURANCE. Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant's Representatives and Visitors; and (vi) designate separate limits for the Property. Each policy of liability insurance required by this Section shall: (1) contain a cross liability endorsement or separation of insureds clause; (2) provide that any waiver of subrogation rights or release prior to a loss does not void coverage;
(3) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (4) provide that any failure to comply with the reporting provisions by Tenant shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (5) name Landlord, its partners, the Property Manager identified in the Basic Lease Information (the "PROPERTY MANAGER"), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies with respect to liability arising out of the ownership, maintenance or use of the Premises. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 or CG 20 11 11 01 96 promulgated by the Insurance Services Office.

        (b) PROPERTY INSURANCE. Tenant shall at all times maintain in effect with respect to any Alterations and Tenant's Trade Fixtures and personal property, commercial property insurance providing coverage, on an "all risk" or "special form" basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant's Trade Fixtures or personal property.

        (c) REQUIREMENTS FOR ALL POLICIES. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant's sole cost and expense, and (iii) require at least thirty (30) days' written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "VII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

        (d) UPDATING COVERAGE. Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord's insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

        (e) CERTIFICATES OF INSURANCE. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord's request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

   11.2 LANDLORD'S INSURANCE. During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an "all risk" or "special form" basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

   11.3 MUTUAL WAIVER OF RIGHT OF RECOVERY & WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12. DAMAGE OR DESTRUCTION.

   12.1 LANDLORD'S DUTY TO REPAIR.

        (a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - LANDLORD'S RIGHT TO TERMINATE and 12.3 - TENANT'S RIGHT TO TERMINATE, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant's personal property, Trade Fixtures or Alterations.

        (b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant's Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord's repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

   12.2 LANDLORD'S RIGHT TO TERMINATE. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

        (a) If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

        (b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs;

        (c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

        (d) If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within one hundred and twenty (120) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease.

   12.3 TENANT'S RIGHT TO TERMINATE. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease is greater than one (1) year, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord's notice to Tenant pursuant to
Section 12.2 - LANDLORD'S RIGHT TO TERMINATE.

   12.4 WAIVER. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - LANDLORD'S RIGHT TO TERMINATE and 12.3 - TENANT'S RIGHT TO TERMINATE.

13. CONDEMNATION.

    13.1 DEFINITIONS.

         (a) "AWARD" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

         (b) "CONDEMNATION" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power ("CONDEMNOR"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

         (c) "DATE OF CONDEMNATION" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

   13.2 EFFECT ON LEASE.

        (a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

        (b) If twenty-five percent (25%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

        (c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

   13.3 RESTORATION. If this Lease is not terminated as provided in Section
13.2 - EFFECT ON LEASE, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant's personal property, Trade Fixtures, or Alterations.

   13.4 ABATEMENT AND REDUCTION OF RENT. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

   13.5 AWARDS. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

   13.6 WAIVER. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14. ASSIGNMENT AND SUBLETTING.

   14.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant's interest under this Lease (each and all a "TRANSFER"), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld. If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant's interest under this Lease.

   14.2 REASONABLE CONSENT.

        (a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a "PROPOSED TRANSFEREE"); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section
14.7 - LANDLORD'S RIGHT TO SPACE.

        (b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (iv) the proposed Transfer would violate any "exclusive" rights of any tenants in the Project, (v) Landlord or Landlord's agent has shown space in the Building to the Proposed Transferee or responded to any inquiries from the Proposed Transferee or the Proposed Transferee's agent concerning availability of space in the Building, at any time within the preceding nine months, or (vi) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or increasing the expenses associated with operating, maintaining and repairing the Property. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project.

         14.3 EXCESS CONSIDERATION. If Landlord consents to the Transfer, Tenant shall pay to Landlord as additional rent, within ten (10) days after receipt by Tenant, any consideration paid by any transferee (the "TRANSFEREE") for the Transfer, including, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space.

         14.4 NO RELEASE OF TENANT. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

         14.5 EXPENSES AND ATTORNEYS' FEES. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord's rights in connection with, any security interest in any of Tenant's property at the Premises).

         14.6 EFFECTIVENESS OF TRANSFER. Prior to the date on which any permitted Transfer (whether or not requiring Landlord's consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord's standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

         14.7 LANDLORD'S RIGHT TO SPACE. Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (x) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (y) in the case of a sublease of less than the entire

Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant's Share under this Lease shall be proportionately reduced) on the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

   14.8 ASSIGNMENT OF SUBLEASE RENTS. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

15. DEFAULT AND REMEDIES.

   15.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" by Tenant:

        (a) Tenant fails to make any payment of rent when due, or any amount required to replenish the security deposit as provided in Section 4 above, if payment in full is not received by Landlord within three (3) days after written notice that it is due.

        (b) Tenant abandons the Premises.

        (c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 ENCUMBRANCES - and 21 - ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS - below.

        (d) Tenant violates the restrictions on Transfer set forth in Section 14
- ASSIGNMENT AND SUBLETTING.

        (e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets.

        (f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated.

        (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within fifteen (15) days after notice to Tenant or, if such failure cannot be cured within such fifteen (15)-day period, Tenant fails within such fifteen (15)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in Landlord's reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

   15.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

        (a) Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant's account, storage of Tenant's personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

        (b) Landlord shall have the remedy described in California Civil Code
Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

        (c) Landlord may cure the Event of Default at Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

        (d) Landlord may remove all Tenant's property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant's property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

16. LATE CHARGE AND INTEREST.

   16.1 LATE CHARGE. If any payment of rent is not received by Landlord when due, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to five percent (5%) of the overdue payment. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

   16.2 INTEREST. In addition to the late charges referred to above, which are intended to defray Landlord's costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord's option bear interest from the date due until paid to Landlord by Tenant at the rate of fifteen percent (15%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the "INTEREST RATE"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease,
(f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

19. SURRENDER AND HOLDING OVER.

   19.1 SURRENDER. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant's personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - TENANT IMPROVEMENTS & ALTERATIONS, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord's notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant's possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

   19.2 HOLDING OVER. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant's holdover tenancy at any time upon seven (7) days written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant's holding over shall be twice the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20. ENCUMBRANCES.

   20.1 SUBORDINATION. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded ("ENCUMBRANCE"); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease.

   20.2 MORTGAGEE PROTECTION. Tenant agrees to give any holder of any Encumbrance covering any part of the Property ("MORTGAGEE"), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

   21.1 ESTOPPEL CERTIFICATES. Within ten (10) days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Tenant irrevocably constitutes, appoints and authorizes Landlord as Tenant's special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Tenant fails timely to execute and deliver such certificate as provided above. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord's second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificate.

   21.2 FINANCIAL STATEMENTS. Within ten (10) days after written request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each guarantor of Tenant's obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee.

22. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23. ATTORNEYS' FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, "FEES"). The "prevailing party" shall be determined based upon an assessment of which party's major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party's major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an "actual pecuniary loss" within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be "obligations of the debtor" as that phrase is used in Bankruptcy Code Section 365(d)(3).

24. QUIET POSSESSION. Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to the terms of this Lease, including Section 20 - ENCUMBRANCES, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant's Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant's use or enjoyment of the Premises.

26. FORCE MAJEURE. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as EXHIBIT C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the "BUILDING RULES"). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD'S LIABILITY. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord's obligations or actions under this Lease.

29. CONSENTS AND APPROVALS.

   29.1 DETERMINATION IN GOOD FAITH. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

   29.2 NO LIABILITY IMPOSED ON LANDLORD. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. WAIVER OF RIGHT TO JURY TRIAL. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

31. BROKERS. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder ("BROKER") who might be entitled to a fee or commission for this Lease. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives.

32. RELOCATION OF PREMISES. For the purpose of maintaining an economical and proper distribution of tenants acceptable to Landlord throughout the Project, Landlord shall have the right from time to time during the Term to relocate the Premises within the Project, provided that (a) the rentable and usable area of the new Premises is of equivalent size to the existing Premises, subject to a variation of up to ten percent (10%), (b) Landlord shall pay the cost of providing tenant improvements in the new Premises, which shall be substantially comparable in layout to those in the existing Premises, and (c) Landlord shall pay reasonable costs (to the extent such costs are submitted in writing to Landlord and approved in writing by Landlord prior to such move) of moving Tenant's Trade Fixtures and personal property to the new Premises. Landlord shall deliver to Tenant written notice of Landlord's election to relocate the Premises, specifying the new location and the amount of rent payable therefor, at least sixty (60) days prior to the date the relocation is to be effective.

33. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

34. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - ASSIGNMENT AND SUBLETTING and Section 28 - LANDLORD'S LIABILITY, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

35. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

         IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.


TENANT:                                       LANDLORD:


  DEAN & DELUCA BRANDS, INC.                  R & R LAND, LLC,
                                              a California limited liability company
By: /s/ Dane J. Neller
   -------------------------
   Name:  Dane Neller
   Title: CEO                                 By: /s/ Patrick Roney
                                                 ----------------------------
                                                 Name:  Patrick Roney
                                                 Title: Manager


                                    EXHIBIT A

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
DATED AS OF
                                  JULY 1, 1999
                                     BETWEEN
                          R & R LAND, LLC, AS LANDLORD,
                                       AND
           DEAN & DELUCA BRANDS, INC.BRANDS Inc., AS TENANT ("LEASE")


                                  THE PREMISES












                                                          INITIALS:

                                                          Landlord ______
                                                          Tenant ______



                                Exhibit A, Page 1

                                    EXHIBIT B

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT

DATED AS OF
                                  JULY 1, 1999
                                     BETWEEN
                          R & R LAND, LLC, AS LANDLORD,
                                       AND
           DEAN & DELUCA BRANDS, INC.BRANDS Inc., AS TENANT ("LEASE")



                                 BUILDING RULES

         The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

         1. USE OF COMMON AREAS. Tenant will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building ("COMMON AREAS"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

         2. NO ACCESS TO ROOF. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant's expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising from any activities of Tenant or of Tenant's Representatives on the roof of the Building.

         3. SIGNAGE. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

         4. PROHIBITED USES. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the

                                Exhibit B, Page 1
general public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

         5. JANITORIAL SERVICES. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord's janitorial service, except with Landlord's prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant's carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

         6. KEYS AND LOCKS. Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

         7. FREIGHT. Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant's use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

         8. NUISANCES AND DANGEROUS SUBSTANCES. Tenant will not conduct itself or permit Tenant's Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord's property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or

                                Exhibit B, Page 2
permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Property.

         9. BUILDING NAME AND ADDRESS. Without Landlord's prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant's business except as Tenant's address.

         10. WINDOW COVERINGS. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

         11. FLOOR COVERINGS. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

         12. WIRING AND CABLING INSTALLATIONS. Landlord will direct Tenant's electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

         13. OFFICE CLOSING PROCEDURES. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant's carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

         14. PLUMBING FACILITIES. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

         15. USE OF HAND TRUCKS. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

                                Exhibit B, Page 3

         16. REFUSE. Tenant shall store all Tenant's trash and garbage within the Premises or in other facilities designated By Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

         17. SOLICITING. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

         18. PARKING. Tenant will use, and cause Tenant's Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit Tenant's Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

         19. FIRE, SECURITY AND SAFETY REGULATIONS. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

         20. RESPONSIBILITY FOR THEFT. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

         21. SALES AND AUCTIONS. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

         22. WAIVER OF RULES. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

         23. EFFECT ON LEASE. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements


                                Exhibit B, Page 4
and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section
15.1 - "EVENTS OF DEFAULT".

         24. NON-DISCRIMINATORY ENFORCEMENT. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant's sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

         25. ADDITIONAL AND AMENDED RULES. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

                                                             INITIALS:

                                                             Landlord ______
                                                             Tenant ______



                                Exhibit B, Page 5

                                    EXHIBIT C

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT

DATED AS OF
                                  JULY 1, 1999
                                     BETWEEN
                          R & R LAND, LLC, AS LANDLORD,
                                       AND
           DEAN & DELUCA BRANDS, INC.BRANDS Inc., AS TENANT ("LEASE")


                           ADDITIONAL PROVISIONS RIDER


35. EXTENSION OPTION.

    Provided that Dean & Deluca Brands, Inc has not assigned this Lease or sublet any or all of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee), and provided Tenant is not in default under this Lease at the time of exercise or at any time thereafter until the beginning of any such extension of the Term, Tenant shall have the option (the "EXTENSION OPTION") to extend the Term for three (3) additional consecutive period[s] of three (3) years (each an "EXTENSION PERIOD"), by giving written notice to Landlord of the exercise of any such Extension Option at least six (6) months, but not more than twelve (12) months, prior to the expiration of the initial Term or the prior Extension Period, as the case may be. The exercise of any Extension Option by Tenant shall be irrevocable and shall cover the entire Premises leased by Tenant pursuant to this Lease. Upon such exercise, the term of the Lease shall automatically be extended for the applicable Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the Extension Option. Any Extension Option shall terminate if not exercised precisely in the manner provided herein. Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that: (i) Tenant shall have no further option to extend the Term of the Lease, other than as specifically set forth herein; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and
(iii) Base Rent for any such Extension Period shall be an additional five hundred dollars ($500.00) per month per Extension Period.

                EXTENSION PERIOD                     BASE RENT
                First Extension                      $3,500 per month


                                Exhibit C, Page 6

                Second Extension                     $4,000 per month
                Third Extension                      $4,500 per month


         The term of this Lease, whether consisting of the initial Term alone or the Initial Term as extended by any Extension Period (if any Extension Option is exercised), is referred to in this Lease as the "Term."

                                                           INITIALS:

                                                           Landlord ______
                                                           Tenant ______


                                Exhibit C, Page 7